Exhibit 3.1.1

                               STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION

                          TUGBOAT INTERNATIONAL, INC.
a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Tugboat International, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

               THE NAME OF THE CORPORATION SHALL BE: MIDNET, INC.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Peter Fentiman, an Authorized Officer, this 12th day of March 2004.

                                        By: /s/ Peter Fentiman
                                           --------------------------
                                               Authorized Officer

                                        Title: President/CEO

                                        Name: Peter Fentiman
                                              Print or Type

      State of Delaware
      Secretary of State
   Division of Corporations
Delivered 12:32 PM 03/12/2004
  Filed 12:32 PM 03/12/2004
 SRV 040186217 - 2922428 FILE